Exhibit 99.1

Intrepid Potash Successfully Amends Senior Note Terms, Announces New Credit Agreement

DENVER; October 31, 2016 - Intrepid Potash, Inc. (NYSE:IPI) today announced it has reached an agreement with its noteholders to amend the terms of its senior notes.  Concurrently, Intrepid entered into a new revolving credit agreement with Bank of Montreal, which provides additional borrowing capacity of up to $35 million, subject to a borrowing base limitation.

“We are grateful for the thoughtfulness and dedication exhibited by our lending partners throughout these negotiations and to all of our stakeholders for their patience as we worked towards this resolution of our debt covenant issues,” said Bob Jornayvaz, Intrepid’s Executive Chairman, President and CEO. “This amendment and the new credit facility provide us with added financial flexibility and time to execute on our strategic plan as we continue transforming our business model during this down cycle in the fertilizer market.”

Senior Notes

As of October 31, 2016, Intrepid has $135 million of senior notes outstanding with laddered maturities as follows:

•                  $54 million of Senior Notes, Series A, due April 16, 2020

•                  $40.5 million of Senior Notes, Series B, due April 14, 2023

•                  $40.5 million of Senior Notes, Series C, due April 16, 2025

Covenants under the notes were revised to include minimum levels of Adjusted EBITDA(1), which adjust over time and are measured quarterly through March 2018, ranging from negative $20 million in September 2016 to negative $7.5 million in March 2018.  Thereafter, Intrepid is subject to a maximum leverage ratio and, beginning with the fourth quarter of 2018, a minimum fixed charge ratio.  In addition, Intrepid must maintain minimum liquidity of $15 million effective immediately through the duration of the note terms.

The note amendment did not change the note maturities, but increased interest rates such that, as of October 31, 2016, the Series A bears interest at 7.78%, Series B bears interest at 8.63% and Series C bears interest at 8.78%.  Beginning December 31, 2016, these interest rates will adjust quarterly based upon Intrepid’s leverage and fixed charge ratios. Additional interest of 2%, which may be paid in kind, will begin to accrue on April 1, 2018, unless Intrepid satisfies certain financial covenant tests.

In addition, pursuant to the terms of the amendment, Intrepid will be engaging an investment banker to assess, evaluate and, if determined to be appropriate by Intrepid in its business judgement, assist in pursuing potential strategic alternatives available to the Company.

The notes, as amended, are now secured by a first lien on substantially all of Intrepid’s property, plant and equipment, as well as a second lien, behind Bank of Montreal, on Intrepid’s current assets.

Previously, on October 3, 2016, Intrepid paid $15.8 million to the noteholders, of which $15 million was applied to then-outstanding note principal with the remaining $0.8 million representing a negotiated make-whole payment.  On October 31, 2016, concurrent with the closing on the amendment, Intrepid paid the noteholders an additional $0.5 million negotiated make-whole payment. The noteholders, in turn, agreed that Intrepid will not owe the noteholders any further make-whole payments on the next $35 million of principal reductions coming from allowable asset sales or equity raises that may occur in the future.

Revolving Credit Agreement

Intrepid also entered into an asset-based revolving credit agreement with Bank of Montreal that provides for borrowings of up to $35 million, subject to a borrowing base limitation that adjusts monthly.  The revolving credit facility initially bears interest at a rate based upon LIBOR plus 2%.  Beginning May 31, 2017, the facility will bear interest at LIBOR plus a margin, which ranges from 1.75% to 2.25% and adjusts monthly based on average availability under the credit agreement.  The credit agreement is secured by a first lien on Intrepid’s current assets and a second lien, behind the noteholders, on Intrepid’s other assets. The facility expires on October 31, 2018.

(1) Adjusted EBITDA is a non-GAAP measure that is calculated as adjusted earnings before interest, taxes, depreciation, and amortization, as defined in the note purchase agreement.

Conference Call Information

On November 2, 2016, at 10:00 a.m. ET, Intrepid will conduct a teleconference to discuss the matters addressed in this release as well as its third quarter and year-to-date financial results and other matters.  The dial-in number is 800-319-4610 for U.S. and Canada, and is +1-631-891-4304 for other countries.  The call will also be streamed on the Intrepid website, www.intrepidpotash.com.

An audio recording of the conference call will be available through December 2, 2016, at www.intrepidpotash.com and by dialing 800-319-6413 for U.S. and Canada, or +1-631-883-6842 for other countries.  The replay will require the input of the conference identification number 0860.

About Intrepid

Intrepid Potash (NYSE: IPI) is the only U.S. producer of muriate of potash and supplied approximately 9% of the country’s annual consumption in 2015.  Potash is applied as an essential nutrient for healthy crop development, utilized in several industrial applications and used as an ingredient in animal feed.  Intrepid also produces a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate, in a single particle.

Intrepid serves diverse customers in markets where a logistical advantage exists; and is a leader in the utilization of solar evaporation production, one of the lowest cost, environmentally friendly production methods for potash.  After the idling of its West mine in July 2016, Intrepid’s production comes from three solar solution potash facilities and one conventional underground Trio® mine.

Intrepid routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Relations tab.  Investors and other interested parties are encouraged to enroll on the Intrepid website, www.intrepidpotash.com to receive automatic email alerts or Really Simple Syndication (RSS) feeds regarding new postings.

Forward-looking Statements

This document contains forward-looking statements - that is, statements about future, not past, events.  The forward-looking statements in this document relate to the anticipated impacts of the note amendments and new revolving credit agreement.  These statements are based on assumptions that the Company believes are reasonable.  Forward-looking statements by their nature address matters that are uncertain.  The particular uncertainties that could cause Intrepid’s actual results to be materially different from its forward-looking statements include the following:

•                  the Company’s ability to comply with the revised terms of its senior notes and its revolving credit facility, including the covenants in each agreement, to avoid a default under those agreements;

•                  the Company’s ability to successfully execute on its plans to transition the Company’s sales model after the idling of the West facility and the transitioning of the East facility to Trio®-only production;

•                  adverse impacts to the Company’s business as a result of its independent auditor having expressed substantial doubt as to the Company’s ability to continue as a going concern due to the existence of a material uncertainty;

•                  changes in the price, demand, or supply of potash or Trio®/langbeinite;

•                  the costs of, and the Company’s ability to successfully construct, commission, and execute, any of its strategic projects;

•                  declines or changes in agricultural production or fertilizer application rates;

•                  further write-downs of the carrying value of the Company’s assets, including inventories;

•                  circumstances that disrupt or limit the Company’s production, including operational difficulties or variances, geological or geotechnical variances, equipment failures, environmental hazards, and other unexpected events or problems;

•                  changes in the Company’s reserve estimates;

•                  currency fluctuations;

•                  adverse changes in economic conditions or credit markets;

•                  the impact of governmental regulations, including environmental and mining regulations, the enforcement of those regulations, and governmental policy changes;

•                  adverse weather events, including events affecting precipitation and evaporation rates at the Company’s solar solution mines;

•                  increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise;

•                  changes in the prices of raw materials, including chemicals, natural gas, and power;

•                  the Company’s ability to obtain and maintain any necessary governmental permits or leases relating to current or future operations;

•                  declines in the use of potash products by oil and gas companies in their drilling operations;

•                  interruptions in rail or truck transportation services, or fluctuations in the costs of these services;

•                  the Company’s inability to fund necessary capital investments; and

•                  the other risks, uncertainties, and assumptions described in the Company’s periodic filings with the Securities and Exchange Commission, including in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

In addition, new risks emerge from time to time.  It is not possible for the Company’s management to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements the Company may make.

All information in this document speaks as of the date of this release.  New information or events after that date may cause our forward-looking statements in this document to change.  We undertake no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

Contact:

Brian Frantz, Senior Vice President and Chief Accounting Officer

Phone:  303-996-3023

Email: brian.frantz@intrepidpotash.com